SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): February 15, 2008

SARS CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

19119 North Creek Parkway, Suite 201
Bothell, WA 98011
 (Address of principal executive offices)

Registrant’s telephone number, including area code: 866-276-7277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)                                Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 15, 2008, management of SARS Corporation (the “Company”), after discussion with its independent registered public accounting firm, decided to restate its previously filed consolidated financial statements for the correction of errors. The Company’s management, who participated in the discussion, includes those officers and directors who are responsible for the adequacy and accuracy of disclosures in the Company’s filings. Consolidated financial statements as of (i) September 30, 2006 and December 31, 2005 and for the fiscal years then ended included as Exhibit 99.1 in the Company’s Current Report on Form 8-K date of report August 28, 2007, (ii) June 30, 2007 and 2006 and for the nine months then ended included as Exhibit 99.3 in the Company’s  Current Report on Form 8-K/A date of report August 28, 2007, and (iii) September 30, 2007 and 2006 and for the fiscal years then ended included in the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2007 (collectively, the “Original Financial Statements” and “Original Reports”) have been restated. As a result, such Original Financial Statements included within the Original Reports should no longer be relied upon.

The restatements were required to correct errors relating to recording amounts due for services pursuant to a March 2004 agreement, which previously were not recorded.  Company management believes that the errors, both of which relate to the same agreement, were inadvertent and unintentional.  Subsequent to the filing of the Original Reports and issuance of the Original Financial Statements, the Company determined that shares of its common stock were, upon execution of a March 2004 engagement agreement, due to a related party for deferral of payment of legal fees, and that fees were due to this firm in connection with the Company’s fund raising activities, specifically with respect to its February 2007 private placement offering of equity securities during the year ended September 30, 2007. The effect of restatements as of June 30, 2007 and September 30, 2007 is that liabilities, amounts due related parties, increased by $242,000 and $347,000, respectively, and additional paid-in capital decreased by $242,000 and $347,000, respectively, to record stock issue costs.  Other than restatements to the Company's loss per share, which resulted from restatements to the number of shares outstanding for the restated periods, there was no effect on the Company’s results of operations or cash flows included in the Original Financial Statements.

The restated consolidated financial statements as of  (i) September 30, 2006 and December 31, 2005 and for the fiscal years then ended and (ii) June 30, 2007 and 2006 and for the nine months then ended are included as Exhibit 99.1 and Exhibit 99.3, respectively, in the Company’s Current Report on Form 8-K/A date of report August 28, 2007, filed February 19, 2008, and (iii) September 30, 2007 and 2006 and for the fiscal years then ended are included in the Company’s September 30, 2007 Annual Report on Form 10-KSB/A, filed February 19, 2008.

In addition, Item 8A.  Controls and Procedures paragraph (a) Evaluation of Disclosure Controls and Procedures included in the Original Filing of  Form 10-KSB has been revised to disclose that upon becoming aware of the existence of an agreement pursuant to which amounts were owed and which had not been previously recorded or disclosed, management determined that its controls over assuring that all material agreements, obligations and commitments have been disclosed to personnel responsible for preparation of financial statements were ineffective.  Upon identification of this material weakness, the Company initiated a review of its internal controls and processes with respect to whether all existing material agreements and obligations have been identified, monitored and reported, and to determine what changes, if any, are required to prevent recurrence of this type of error. Management has revised its earlier assessment and has now concluded that the Company’s disclosure controls over financial reporting were not effective as of September 30, 2007.

As for the material weakness identified, management has implemented the following remedial actions:

•	Obtaining representations in writing from directors and officers regarding full disclosure of agreements, and

•	Initiated process of forming a financial reporting disclosure committee and processes.

Item 9.01 Financial Statements and Exhibits

Please see the exhibit index following the signature page.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 19, 2008	SARS Corporation

	By:	/s/ Clayton Shelver
Clayton Shelver
Director and Chief Executive Officer